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EXHIBIT 10.49

                              CONSULTANT AGREEMENT
                              --------------------


         THIS CONSULTANT AGREEMENT (the "Agreement") is entered into on this 1st day of March 2002 (the "Effective Date") by and between Junum Incorporated, a Delaware corporation ("Junum" or the "Company") and KNG Consulting, LLC, (the "Consultant").

         WHEREAS, Consultant desires to provide the Company with her services and the Company desires to receive Consultant's services on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.       TERM OF AGREEMENT.

         The term of Consultant's services with the Company hereunder (the "Term") shall commence on March 1, 2002 (the "Commencement Date") and shall terminate upon thirty (30) days written notice by either party.

2.       POSITION AND DUTIES.

         During the Term, Consultant shall provide services as a consultant of the Company. Both the Company and the Consultant agree that Consultant will act as an independent contractor in the performance of her services under this Agreement. Consultant shall render such services on the terms set forth herein. The services shall include providing advice and recommendations related to (i) the Company's financial condition operations (ii) operational and financial performance (iii) accounting records and reports (iv) tax matters (v) risk management matters (vi) cost savings and improved efficiency (vii) personnel and organizational structure and (viii) specific projects to be assigned to Consultant by the Company (the "Services). Although Consultant may handle certain administrative details related to the Company's legal affairs, the Consultant shall not provide legal advice to the and the Company shall not rely on Consultant's opinion in making decisions concerning legal matters. It is understood and agreed that Consultant shall not be responsible for and Junum shall not permit Consultant to be responsible for (i) financial decisions (including but not limited to those decisions related to payments and priority of payments of the Company's obligations); (ii) executing, on Junum's behalf, legal documents, checks, drafts or other financial instruments; (iii) binding the Company to any contract or other legal or financial obligation; and (iv) any other activity or responsibility not consistent with Consultant's position as a non-executive, non-officer, non-director independent contractor.

3.       OTHER ACTIVITIES OF CONSULTANT.

         The Company recognizes that Consultant may provide services to other businesses and entities other than the Company. Consultant shall be free to directly or indirectly own, manage, operate, join, purchase, organize or take preparatory steps for the organization of, build, control, finance, acquire, lease or invest or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, manager, agent, representative, associate, consultant, investor, advisor or otherwise with (collectively, be "affiliated" with), any business or enterprise, or permit her name or any part thereof to be used in connection with any business or enterprise. Consultant may be affiliated with any entity which may provide services to the Company. The Company hereby waives any conflict of interest that may arise from a relationship between Consultant and any entity with which Consultant is affiliated upon full disclosure of the relationship to the Company.

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4.       COMPENSATION.

         During the Term, as compensation for her services hereunder, the Company shall compensate Consultant as follows:

         4.1 FEES. Company shall pay to Consultant fees ("Fees") at the rate of Sixteen Thousand ($16,000) per month for services provided under this Agreement. This fee is not intended to duplicate any fees received under the prior Consulting Agreement between Consultant and the Company dated January 2, 2002. Fees shall be paid by the Company in cash on a semi-monthly basis in arrears. Junum shall issue Consultant a Form 1099 for all Fees paid under this Consulting Agreement.

         4.2 WARRANTS. On the date hereof, the Company shall issue to Consultant warrants (the "Warrants") to purchase One Million Eight Hundred Thousand (1,800,000) shares of the Company's common stock at an exercise price equal to $0.17 per share, which is the Fair Market Value as of the date hereof. The Warrants shall have a term of five (5) years following the date hereof and shall vest and become exercisable in equal monthly installments of 50,000 shares commencing on March 1, 2002 through and including February 1, 2005. Upon the occurrence of a Change in Control of the Company prior to the termination of this Agreement, the vesting schedule of the Warrants shall automatically be accelerated with respect to a maximum of 300,000 warrants, such that up to 300,000 of such Warrant shares shall immediately vest as of the date of such Change in Control. For purposes of this Agreement "Change in Control" shall have the meaning set forth in the attached Appendix A.

         4.3 EXPENSES. During the Term, the Company shall reimburse Consultant for any expenses reasonably incurred by her in furtherance of her duties hereunder, on an accountable basis, including without limitation travel including (i) expense reimbursement for Consultant's automobile travel to and from the Company's location and other locations; (ii) personal telephone, cellular phone and fax costs attributable to Junum-related business; (iii) coach class travel, meals, entertainment, accommodations, and other customary expenses for Company purposes, upon submission of vouchers or receipts and in compliance with such rules and policies generally applicable to executives of the Company.

5.       TERMINATION.

         5.1 TERMINATION. The Company may terminate the Agreement hereunder at any time upon thirty days prior written notice. In the event of termination of this Agreement by the Company or Consultant, for any reason, the Company shall pay to Consultant (i) all amounts of accrued but unpaid Fees through the effective date of such termination, and (ii) reimbursement for reasonable and verifiable expenses incurred by Consultant through the date of notice of such termination ((i) and (ii), the "Accrued Benefits". Any portion of the Warrants that has vested and become exercisable prior to the date of termination shall remain exercisable for a period of two (2) years following the date of termination of this Agreement, and shall expire thereafter. Any portion of Consultant's Warrants that have not vested as of the date of termination shall terminate as of such date. In the event of any termination resulting from the willful misconduct of Consultant or material breach of this Agreement (a termination for "Cause"), than the


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                  Company shall pay the Accrued Benefits to Consultant and the
                  Warrants shall vest and expire on the same terms as if the termination were without Cause, except that any portion of the Warrants that has vested and become exercisable prior to the date of termination for Cause shall remain exercisable for a period of ninety (90) days following the date of termination of this Agreement for Cause, and shall expire thereafter.

         5.2 COMPENSATION UPON TERMINATION BY REASON OF CONSULTANT'S DEATH OR TOTAL DISABILITY. In the event that this Agreement is terminated by reason of Consultant's death or Total Disability (as defined below), Consultant or Consultant's estate, as the case may be, shall be entitled to receive (i) the Accrued Benefits, and (ii) any portion of the Warrants that have vested and become exercisable prior to the date of termination. "Total Disability" shall mean any physical or mental disability that, even after reasonable accommodation by the Company, prevents Consultant from performing one or more of the essential functions of her position and which is expected to be of at least 30 days duration.

6.       PROTECTION OF CONFIDENTIAL INFORMATION.

         During the course of providing services to the Company, Consultant may be exposed to documents and other information regarding the confidential affairs of the Company, including without limitation information about its past, present and future financial condition, the markets for its products, past, present or future actual or threatened litigation, trade secrets, current and prospective customer lists, operational methods, acquisition plans, prospects, plans for future development and other business affairs and information about the Company not readily available to the public (the "Confidential Information"). Consultant shall not divulge, disclose, or otherwise use any Confidential Information for a period of two (2) years from the Effective Date, unless and until such information is readily available in the public domain or unless such disclosure is required by law or occurs in the normal course of performing Consultant's services to the Company.

7.       INDEMNIFICATION

         The Company agrees to indemnify and hold harmless Consultant to the fullest extent possible from and against any and all losses, claims, damages, and liabilities, joint or several (and all actions, claims, proceedings and investigations in respect thereof), caused by, related to or arising out of, directly or indirectly, the services provided under this Agreement, whether under any statute, under common law, or otherwise. The Company will also reimburse Consultant for all expenses (including attorneys' fees), as such expenses are incurred, in connection with investigating, preparing to defend or defending any such action, claim, proceeding or investigation, whether or not in connection with pending or threatened litigation in which Consultant is a party or target. If for any reason the foregoing indemnification is unavailable to Consultant or insufficient to hold it harmless, then the Company will contribute to the amount paid or payable by Consultant as a result of such loss, claim or damage or liability in such proportion as is appropriate to reflect the benefits received by the Company and the fault of the Company, as well as any relevant equitable considerations. Consultant will have the right to retain counsel of her own choice to represent Consultant, and the fees and expenses of such counsel will be paid by the Company. Such counsel will, to the fullest extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The indemnification, contribution and expense reimbursement provisions in this Section 7 are in addition to, and not in lieu of, any other obligation or liability the Company might otherwise have to Consultant. Neither termination nor completion of this Agreement will affect the provisions of this section, which will remain operative and in full force and effect.

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8.       ARBITRATION AND GOVERNING LAW.

         Any controversy, claim, or counterclaim arising from this Agreement between the Company and the Consultant shall be submitted to and decided by final and binding arbitration by a single arbitrator administered in Los Angeles, California by JAMS under its commercial rules, and shall apply California law without regard to conflict of laws provisions. The arbitrator may not, in any event, either make any ruling, finding or award that does not conform to the terms and conditions of this Agreement, or alter, amend, modify or change any of the terms of this Agreement. The arbitrator's decision shall be rendered within 30 days after the conclusion of the arbitration hearing, and the arbitrator shall make findings of fact and shall set forth the reasons and legal bases for the decision. Such arbitrator's decision shall be final and binding on the parties and a judgment upon the decision rendered may be entered in any court having jurisdiction thereof. The prevailing party in such dispute shall be entitled to recover from the other party all reasonable costs and fees of enforcing any right of the prevailing party including, without limitation, any JAMS administration fee, the arbitrator's fee, costs for the use of facilities during the hearings, expert fees, accountant's fees and expenses, and attorneys' fees and expenses. The prevailing party shall be that party which recovers a judgment or award in the action.

9.       NOTICES.

         Any notice required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered in person or sent by certified mail, return receipt requested, postage and fees prepaid, or by national overnight delivery prepaid service to the parties at their addresses set forth below. Any party hereto may at any time and from time to time hereafter change the address to which notice shall be sent hereunder by notice to the other party given under this paragraph. The date of the giving of any notice sent by mail shall be the day two (2) days after the posting of the mail, except that notice of an address change shall be deemed given when received. The addresses of the parties are as follows:




If to the Company:         Junum Incorporated
                           Attn:  David Coulter, President
                           1590 Corporate Dr.
                           Costa Mesa, CA 92626
                           Telephone:  (714) 979-5063
                           Fax: (714) 979-5067

If to Consultant:          Katherine Greenberg
                           KNG Consulting, LLC
                           833 Via Somonte
                           Palos Verdes Estates, CA. 90274
                           Fax: (310) 378-8697


Any party may change such party's address for notices by notice duly given pursuant hereto.


10.      GENERAL.

         10.1 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to conflicts of laws principles thereof which might refer such interpretations to the laws of a different state or jurisdiction.

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         10.2     ENTIRE AGREEMENT. This Agreement sets forth the entire
                  understanding of the parties relating to Consultant's services to the Company and cancels and supersedes all agreements, arrangements and understandings relating thereto made prior to the date hereof, written or oral, between the Consultant and the Company. This Agreement shall not be altered or modified except in writing, duly executed by the parties hereto.

         10.3 AMENDMENTS; WAIVERS. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by the parties, or in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

         10.4 SUCCESSORS AND ASSIGNS; BINDING AGREEMENTS. This Agreement shall inure to the benefit of and shall be binding upon the Company (and its successors and assigns) and Consultant and her heirs, executors and personal representatives. Prior to the effectiveness of any succession (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, the Company will require the successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had occurred. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its business and/or assets which executes and delivers the Agreement provided for in this Section 10.4 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law or otherwise.

         10.5 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law. In lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added as part of this Agreement a term, covenant or provision as similar in terms to such invalid, illegal or unenforceable term, covenant of provision, or part thereof, as may be possible and be valid, legal and enforceable.

         10.6 WARRANTY. The Company and Consultant each hereby warrant and agree that each is free to enter into this Agreement, that the parties signing below are duly authorized and directed to execute this agreement, and that this Agreement is a valid, binding and enforceable against the parties hereto.

         10.7 CAPTIONS. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         10.8 SURVIVAL OF TERMS. Notwithstanding the termination of this Agreement for whatever reason, the provisions hereof shall survive such termination, unless the context requires otherwise.

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         10.9     COUNTERPARTS; FACSIMILE. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Such execution may be by facsimile. Any signature by facsimile shall be valid and binding as if an original signature were delivered.


IN WITNESS WHEREOF, Consultant and the Company have executed this Agreement as of the date first written above.

                                            JUNUM INCORPORATED

                                            /S/ David Coulter
                                            ------------------------------
                                            David Coulter, CEO


                                            CONSULTANT

                                            /S/ Katherine Greenberg
                                            ------------------------------
                                            Katherine Greenberg, CEO
                                            KNG Consulting, LLC

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                                   APPENDIX A


         "CHANGE IN CONTROL" means the occurrence of any of the following: (A) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company to any "person" (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") who is not currently the holder of more than five percent of the outstanding common stock of the Company, the holder of any warrants of the Company, or the holder of any Preferred Stock of the Company, or any Related Party (as defined below) to such "person" (a "Known Shareholder") (B) the adoption of a plan relating to the liquidation or dissolution of the Company,
(C) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person," other than a Known Shareholder, becomes the "beneficial owner" (as such terms are used in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of capital stock of the Company representing at least fifty-one percent (51%) of the both the number of, and the voting power of, the Company's outstanding securities on a fully-diluted basis. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of the Company will be deemed to be a transfer of such voting stock as corresponds to the portion of the equity that has been so transferred.

         "RELATED PARTY" with respect to any Shareholder means any (A) spouse, parent, parent-in-law, child, aunt, uncle, sibling, or sibling-in-law, or other immediate family member of such Shareholder, (B) corporation, partnership or any other entity, the stockholders, partners, owners or persons beneficially holding an 50% or more controlling interest of which consist of such Shareholder and/or such other persons referred to in the immediately preceding clause (A), or (C) trust, the beneficiaries holding more than a 50% beneficial interest of which consist of any Shareholder and/or other such persons referred to in clause (A), so long as the Shareholder or any of the other persons referred to in clause (A) above serves as trustee therefore and, in such capacity, possesses and retains the right to vote, at such trustee's absolute discretion, all shares of capital stock held in such trust.